CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated December 12, 1997 for Dreyfus Large Company Growth Fund, Dreyfus Large Company Value Fund and Dreyfus Small Company Value Fund, and October 7, 1997 for Dreyfus Aggressive Growth Fund, Dreyfus Aggressive Value Fund, Dreyfus Emerging Leaders Fund, Dreyfus International Value Fund and Dreyfus Midcap Value Fund, which are incorporated by reference, in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.



                                       ERNST & YOUNG LLP


New York, New York
April 9, 1998